SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 27, 2010
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     On April 27, 2010, Grubb & Ellis Company (the “Company”) determined, and Ernst & Young LLP, the Company’s independent registered public accounting firm (“E&Y”) agreed, that certain items contained in the previously filed consolidated statement of cash flows set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 that was filed with the SEC on March 16, 2010 (the “2009 Form 10-K”) required adjustment. As a result of these adjustments, net cash used in operating activities improved by $10.2 million, net cash provided by investing activities decreased by $10.7 million, and net cash used in financing activities improved by $0.5 million.
     The adjustments have no impact on the net increase in cash for the year ended December 31, 2009 or the cash balance as of December 31, 2009. In addition, these adjustments have no impact to the consolidated balance sheet as of December 31, 2009, or the consolidated statement of operations and consolidated statement of shareowners’ equity for the year ended December 31, 2009.
     The authorized officers of the Company discussed with E&Y the matters disclosed in this Current Report on Form 8-K.
     The Company intends to file today, April 30, 2010, an amendment on Form 10-K/A to its 2009 Form 10-K to amend its financial statements therein to reflect the aforementioned adjustments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: April 30, 2010